TEMPLETON GROWTH FUND, INC.

                             ARTICLES SUPPLEMENTARY


         Templeton Growth Fund, Inc., a Maryland corporation registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on May 21, 1998, adopted resolutions to change the designation of the ONE BILLION TWO HUNDRED MILLION (1,200,000,000) shares of Common Stock, par value of $0.01 per share, previously designated as "Templeton Growth Fund, Inc. Class I" shares to "Templeton Growth Fund, Inc. Class A" shares, change the designation of the FOUR HUNDRED MILLION (400,000,000) shares of Common Stock, par value $0.01 per share, previously designated as "Templeton Growth Fund, Inc. Class II" shares to "Templeton Growth Fund, Inc. Class C" shares, and classify ONE HUNDRED MILLION (100,000,000) shares of previously authorized but unissued Common Stock previously designated as "Templeton Growth Fund, Inc. Advisor Class" shares of Common Stock as "Templeton Growth Fund, Inc. Class B" shares of Common Stock.

                  SECOND: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had authority to issue ONE BILLION EIGHT HUNDRED MILLION (1,800,000,000) shares of Common Stock, par value of $0.01 per share and of the aggregate par value of EIGHTEEN MILLION DOLLARS ($18,000,000), of which the Board of Directors had classified:

                  (a) ONE BILLION TWO HUNDRED MILLION (1,200,000,000) shares as
                      Templeton Growth Fund, Inc. Class I shares of Common
                      Stock;

                  (b) FOUR HUNDRED MILLION (400,000,000) shares as Templeton Growth Fund, Inc. Class II Shares of Common Stock; and

                  (c) TWO HUNDRED MILLION (200,000,000) shares as Templeton
                      Growth Fund, Inc. Advisor Class Shares of Common Stock.

                  As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of ONE BILLION EIGHT HUNDRED MILLION (1,800,000,000) shares of Common Stock, par value of $0.01 per share and of the aggregate par value of EIGHTEEN MILLION DOLLARS ($18,000,000), of which the Board of Directors has classified:


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                  (a) ONE BILLION TWO HUNDRED MILLION (1,200,000,000) shares as
                      Templeton Growth Fund, Inc. Class A shares of Common
                      Stock;

                  (b) ONE HUNDRED MILLION (100,000,000) shares as Templeton
                      Growth Fund, Inc. Class B shares of Common Stock;

                  (c) FOUR HUNDRED MILLION (400,000,000) shares as Templeton
                      Growth Fund, Inc. Class C shares of Common Stock; and

                  (d) ONE HUNDRED MILLION (100,000,000) shares as Templeton
                      Growth Fund, Inc. Advisor Class shares of Common Stock.

         The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the classes of shares, as set forth in the Articles of Incorporation of the Corporation as heretofore amended and supplemented, are not changed by these Articles Supplementary.

                  THIRD: The shares of Common Stock of the Corporation authorized and classified pursuant to Articles FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of shares of Common Stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the classes of shares shall be as set forth in the Corporation's charter and shall be subject to all provision of the charter relating to shares of the Corporation generally, including those set forth as follows:

                  (a) The assets of each class shall be invested in the same investment portfolio of the Corporation.

                  (b) The dividends and distribution of investment income and capital gains with respect to each class of shares shall be in such amounts as may be declared from time to time by the Board of Directors, and the dividends and distribution of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocation of the expenses of the Corporation among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner it deems appropriate.


PAGE

                  (c) Class A shares (including fractional shares) may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class A shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Corporation's then-current registration statement on Form N-1A pursuant to the Securities Act of 1933 and the 1940 Act (the "Registration Statement") and determined in accordance with the applicable provisions of the 1940 Act and the rules and the regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (d) Class B shares (including fractional shares) may be subject to service and/or distribution fees pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class B shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Registration Statement and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the NASD.

                  (e) Class C shares (including fractional shares) may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class C shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Registration Statement and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the NASD.

                  (f) Advisor Class shares (including fractional shares) may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Advisor Class shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Registration Statement, and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the NASD.

                  (g) Class B shares (including fractional shares) may be subject to automatic conversion into Class A shares pursuant to the terms of the issuance of such shares as described in the Registration Statement.

                  (h) The holders of Class A, Class B, Class C and Advisor
         Class shares, as the case may be, shall have (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the 1940 Act (a "Plan") applicable to the respective class and
         (ii) no voting rights with respect to the provisions of any Plan applicable to another class of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of shares.


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         IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 23rd day of December, 1998.

                                              TEMPLETON GROWTH FUND, INC.

[CORPORATE SEAL]

                                              By:/s/JOHN R. KAY
                                                 -------------------------
                                                 John R. Kay
                                                 Vice President

ATTEST:/s/BARBARA J. GREEN
       ------------------------
       Barbara J. Green
       Secretary